UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Working Capital Revolver Loan

On June 12, 2015, LSB Industries, Inc. (the “Company”) and each of the Company’s subsidiaries signatory thereto, entered into Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement (the “Amendment”), with the lenders identified on the signature pages thereof and Wells Fargo Capital Finance, LLC (“Wells Fargo”), as the arranger and administrative agent. The Amendment, which is dated effective as of June 11, 2015, amends the Company’s existing $100 million working capital revolver (the “Working Capital Revolver”).

The following summary description of the Amendment is qualified in its entirety by the actual terms of the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

1. Under the terms of the Amendment, Wells Fargo will release its second-priority security interests and liens in collateral that also secures, on a first priority basis, the Company’s 7.75% Senior Secured Notes, issued pursuant to the Indenture, dated August 7, 2013 (the “Indenture”).

2. The Amendment also amends the Working Capital Revolver to more closely align the following provisions with the terms of the Indenture:

•	The definition of Permitted Investments is modified to (a) permit the Company to make investments to the extent that the Consolidated Leverage Ratio (as defined in the Amendment) does not exceed 2.50 to 1.00; (b) permit investments in an amount not to exceed 50% of the consolidated net earnings of the Company and its subsidiaries since August 7, 2013, less consolidated net losses and other investments during the same period; (c) permit $35 million in investments for joint ventures; and (d) permit $50 million in investments in Zena Energy, L.L.C.; and

•	The Company is permitted to incur indebtedness under the Working Capital Revolver if the Fixed Charge Coverage Ratio (as defined in the Amendment) is greater than 2.0 to 1.0.

•	The ability of the Company to make Permitted Investments or incur indebtedness under the amendments above is conditioned upon the Company not being in default and at least 20% of the maximum revolver commitment or $20 million, whichever is greater, being available.

3. Further, among other things, the Amendment amends the Working Capital Revolver as follows:

•	The definition of Permitted Investments is modified to remove from the definition of Permitted Investments investments in Unrestricted Subsidiaries in an amount not to exceed 50% of the consolidated net earnings of the Company and its subsidiaries; and

•	The definition of Unrestricted Subsidiary is modified to allow the company to increase investments in Unrestricted Subsidiaries to the aggregate of (a)

investments up to 50% of the consolidated net earnings of the Company and its subsidiaries since August 7, 2013, less consolidated net losses and other investments during the same period; (b) $50 million in investments in Zena Energy, L.L.C.; (c) investments up to a Consolidated Leverage Ratio (as defined in the Amendment) of 2.50 to 1.00; and (d) additional investments in an amount up to $50 million.

The Working Capital Revolver continues to provide that (a) advances are based on specified percentages of eligible accounts receivable and inventories (b) up to $15 million of letters of credit, the outstanding amount of which reduces availability under the Working Capital Revolver Loan, and (c) the maturity date is April 13, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement, dated effective as of June 11, 2015, by and among LSB Industries, Inc., its subsidiaries identified on the signature pages thereof, the lenders identified on the signature pages thereof, and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2015

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Jack E. Golsen
Executive Chairman of the Board of Directors